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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              SPDR(R) Series Trust
             (Exact name of registrant as specified in its charter)

             Massachusetts                                    See Below
(State of incorporation or organization)         (I.R.S. Employer Identification
                                                               number)

One Lincoln Street, Boston, Massachusetts                     02111
(Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

                                                                      I.R.S.
                                                                     EMPLOYER
         TITLE OF EACH CLASS                                      IDENTIFICATION
           TO BE REGISTERED                         EXCHANGE          NUMBER
---------------------------------------------   ---------------   -------------
SPDR(R) DJ Wilshire Total Market ETF            NYSE Arca, Inc.     04-3526697
SPDR(R) DJ Wilshire Large Cap ETF               NYSE Arca, Inc.     14-1937147
SPDR(R) DJ Wilshire Large Cap Growth ETF        NYSE Arca, Inc.     04-3526701
SPDR(R) DJ Wilshire Large Cap Value ETF         NYSE Arca, Inc.     04-3526672
SPDR(R) DJ Wilshire Mid Cap ETF                 NYSE Arca, Inc.     14-1937148
SPDR(R) DJ Wilshire Mid Cap Growth ETF          NYSE Arca, Inc.     14-1937151
SPDR(R) DJ Wilshire Mid Cap Value ETF           NYSE Arca, Inc.     14-1937150
SPDR(R) DJ Wilshire Small Cap ETF               NYSE Arca, Inc.     14-1937152
SPDR(R) DJ Wilshire Small Cap Growth ETF        NYSE Arca, Inc.     04-3526668
SPDR(R) DJ Wilshire Small Cap Value ETF         NYSE Arca, Inc.     04-3526667
SPDR(R) DJ Global Titans ETF                    NYSE Arca, Inc.     04-3526673
SPDR(R) DJ Wilshire REIT ETF                    NYSE Arca, Inc.     04-3526665
SPDR(R) KBW Bank ETF                            NYSE Arca, Inc.     14-1937154
SPDR(R) KBW Capital Markets ETF                 NYSE Arca, Inc.     14-1937158
SPDR(R) KBW Insurance ETF                       NYSE Arca, Inc.     14-1937157
SPDR(R) Morgan Stanley Technology ETF           NYSE Arca, Inc.     04-3526664
SPDR(R) S&P(R) Dividend ETF                     NYSE Arca, Inc.     14-1937159
SPDR(R) S&P(R) Biotech ETF                      NYSE Arca, Inc.     76-0808148
SPDR(R) S&P(R) Homebuilders ETF                 NYSE Arca, Inc.     76-0808150
SPDR(R) S&P(R) Metals & Mining ETF              NYSE Arca, Inc.     56-2576727
SPDR(R) S&P(R) Oil & Gas Equipment &
   Services ETF                                 NYSE Arca, Inc.     56-2576785
SPDR(R) S&P(R) Oil & Gas Exploration
   & Production ETF                             NYSE Arca, Inc.     56-2576784
SPDR(R) S&P(R) Pharmaceuticals ETF              NYSE Arca, Inc.     56-2576781

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
SPDR(R) S&P(R) Retail ETF                       NYSE Arca, Inc.     56-2576776
SPDR(R) S&P(R) Semiconductor ETF                NYSE Arca, Inc.     76-0808148
SPDR(R) KBW Regional Banking(SM) ETF            NYSE Arca, Inc.     56-2576775
SPDR(R) Lehman 1-3 Month T-Bill ETF             NYSE Arca, Inc.     20-8599062
SPDR(R) Lehman Intermediate Term Treasury ETF   NYSE Arca, Inc.     20-8600499
SPDR(R) Lehman Long Term Treasury ETF           NYSE Arca, Inc.     20-8600546
SPDR(R) Barclays Capital TIPS ETF               NYSE Arca, Inc.     20-8600606
SPDR(R) Lehman Aggregate Bond ETF               NYSE Arca, Inc.     20-8600831
SPDR(R) Lehman Municipal Bond ETF               NYSE Arca, Inc.     20-8600784
SPDR(R) Lehman International Treasury
   Bond ETF                                     NYSE Arca, Inc.     26-0497008
SPDR(R) Lehman Short Term Municipal Bond ETF    NYSE Arca, Inc.     26-0748494
SPDR(R) Lehman California Municipal Bond ETF    NYSE Arca, Inc.     26-0748255
SPDR(R) Lehman New York Municipal Bond ETF      NYSE Arca, Inc.     26-0748469
SPDR(R) Lehman High Yield Bond ETF              NYSE Arca, Inc.     26-1226059
SPDR(R) DB International Government-Inflation
   Protected Bond ETF                           NYSE Arca, Inc.     26-0497085

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates:
333-57793

Securities to be registered pursuant to Section 12(g) of the Act: None
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Item 1. Description of Registrant's Securities to be Registered

A description of the shares of beneficial interest, $0.01 par value ("Shares"), of each of the Funds listed above (each a "Fund"), is set forth in the registrant's Registration Statement on Form N-1A, as amended ("Registration Statement") (Securities Act file number 333-57793; Investment Company Act file number 811-08839), as filed with the Securities and Exchange Commission, which description is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed that relates to a Fund is hereby also incorporated by reference herein.

Item 2. Exhibits

(a)(i) Registrant's First Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(i) to the Registration Statement.

(a)(ii) Registrant's Amendment to the First Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(ii) to the Registration Statement.

(b) Registrant's Amended and Restated Bylaws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

(c) Registrant's form of global certificate, incorporated herein by reference to Item 2(c) to the Registrant's registration of securities filed pursuant to Section 12(b) on Form 8-A/A on August 1, 2007 (Securities Exchange Act file number 001-16135).
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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of Boston and Commonwealth of Massachusetts on the 29th day of October, 2008.


By: /s/ Ryan N. Louvar
    ------------------------------
    Ryan M. Louvar
    Secretary